UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2006

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

43445 Business Park Drive, Suite 113

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-4749

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  OTHER EVENTS

In July 2006, Outdoor Channel Holdings, Inc. engaged the services of two cable industry consultants, Cathy Rasenberger and Jeff Wayne, to assist the company in examining The Outdoor Channel’s positioning in the industry to uncover potential opportunities that could help expand the Channel’s leadership in its genre.

Cathy Rasenberger, President of Rasenberger Media, is a 25-year veteran of the cable industry.  Prior to founding Rasenberger Media, Ms. Rasenberger was Senior VP Affiliate Sales and Marketing for The Food Network.  Before joining The Food Network’s original launch team in 1993, Rasenberger held senior management positions at ESPN, TV Guide, Warner Bros. Television and Cablevision Magazine, among others.

Jeff Wayne, founder of Jeffrey C. Wayne LLC, provides consulting services to a broad range of media companies.  Prior to founding Jeffrey C. Wayne LLC, Mr. Wayne was President of Great American Country, a country music network, and had previously served as President of the Food Network.

We look forward to working closely with these seasoned industry veterans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

By:	/s/ Thomas E. Hornish
Thomas E. Hornish
General Counsel

Date:  August 23, 2006